================================================================================


      As filed with the Securities and Exchange Commission on July 25, 2001

                                                      Registration No. 333-_____


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                              TRICORD SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                                       41-1590621
    -------------------------------                     -------------------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

     2905 NORTHWEST BLVD., SUITE 20
          PLYMOUTH, MN 55441                                  55441
----------------------------------------                    ----------
(Address of Principal Executive Offices)                    (Zip Code)

                             -----------------------

               TRICORD SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
               --------------------------------------------------
                            (Full title of the plan)

                             -----------------------

                                 JOAN M. WRABETZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         2905 NORTHWEST BLVD., SUITE 20
                               PLYMOUTH, MN 55441
                                  763-557-9005
                   ------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                           AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED (1)  REGISTERED (2)    PER UNIT (3)            PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   250,000 shares        $2.82              $705,000             $176.25
====================================================================================================================

(1) Each share of common stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $0.01 per share (a "Right").

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the above-referenced plan.

(3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of the Registrant's Common Stock on July 23, 2001 on the Nasdaq SmallCap Market.


================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 250,000 shares of common stock, par value $0.01 per share, of Tricord Systems, Inc. reserved for issuance under the Tricord Systems, Inc. 1994 Employee Stock Purchase Plan (the "Plan").

     On March 22, 2001 the Board of Directors of Tricord Systems, Inc. approved an increase in the number of shares of its common stock reserved for issuance under the Plan of 250,000 shares, to a total of 500,000 shares. This increase was made subject to approval by the stockholders of Tricord Systems, Inc., which such approval was obtained on May 10, 2001.

     Pursuant to Instruction E, the contents of Tricord System's Registration Statement on Form S-8, File No. 33-76532, including without limitation periodic reports that Tricord Systems, Inc. filed, or will file, after the filing of such Form S-8 to maintain current information about Tricord Systems, Inc. are hereby incorporated by reference into this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT
 NO.              DESCRIPTION
-------           -----------
5.1               Opinion and Consent of Oppenheimer Wolff & Donnelly, LLP (filed herewith electronically).

23.1              Consent of Oppenheimer Wolff & Donnelly, LLP (included in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

24.1              Power of Attorney (included on page 2 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 25, 2001.


                                       TRICORD SYSTEMS, INC.

                                       By:  /s/ Joan M. Wrabetz
                                           -------------------------------------
                                                Joan M. Wrabetz
                                                President and Chief Executive
                                                Officer (Principal Executive
                                                Officer)


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joan M. Wrabetz and Steven E. Opdahl, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 25, 2001 by the following persons in the capacities indicated.

SIGNATURE                                                     TITLE
---------                                                     -----

/s/ Joan M. Wrabetz                                  President and Chief Executive Officer and Director
--------------------------------------------         (Principal Executive Officer)
Joan M. Wrabetz


/s/ Steven E. Opdahl                                 Chief Financial Officer (Principal Financial and
--------------------------------------------         Accounting Officer)
Steven E. Opdahl


/s/ Yuval Almog                                      Director
--------------------------------------------
Yuval Almog

/s/ Louis C. Cole                                    Director
--------------------------------------------
Louis C. Cole

/s/ Tom R. Dillon                                    Director
--------------------------------------------
Tom R. Dillon

/s/ Donald L. Lucas                                  Director
--------------------------------------------
Donald L. Lucas

/s/ John J. Mitcham                                  Director
--------------------------------------------
John J. Mitcham

/s/ Fred G. Moore                                    Director
--------------------------------------------
Fred G. Moore

                                INDEX TO EXHIBITS

  NO.     ITEM                                                     METHOD OF FILING
  ---     ----                                                     ----------------
5.1       Opinion of Oppenheimer Wolff & Donnelly LLP              Filed herewith electronically

23.1      Consent of Oppenheimer Wolff & Donnelly LLP              Included in Exhibit 5.1

23.2      Consent of PricewaterhouseCoopers LLP                    Filed herewith electronically

24.1      Powers of Attorney                                       Included on page 2 of this Registration
                                                                   Statement




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